EXHIBIT 3.1


                              CERTIFICATE OF MERGER

                                       OF

                           Point Blank Solutions, Inc.

                                       AND

                              DHB Industries, Inc.


It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                      (i) Point Blank Solutions, Inc., which is incorporated under the laws of the State of Delaware; and

                      (ii) DHB Industries, Inc. which is incorporated under the laws of the State of Delaware.

                  2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

                  3. The name of the surviving corporation in the merger herein certified is DHB Industries, Inc., which will continue its existence as said surviving corporation changing the name to Point Blank Solutions, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The Certificate of Incorporation of DHB Industries, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                  6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on October 1, 2007.


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Dated:  October 1, 2007

                                            Point Blank Solutions, Inc.


                                            By: /s/  LARRY ELLIS
                                                ________________________________
                                                     Larry Ellis
                                                     President



Dated:  October 1, 2007

                                            DHB Industries, Inc.


                                            By: /s/  JOHN SIEMER
                                               _________________________________
                                                     John Siemer
                                                     Chief Operating Officer and
                                                     Chief of Staff